EXHIBIT 99.1
Contact:
Audra Bailey
(303) 218-5455
Carrier Access Announces Appointment of Independent Registered Public
Accounting Firm
Schedules Q3 Earnings Call for November 9, 2005
BOULDER, Colo. — (MARKET WIRE) — October 11, 2005 — Carrier Access Corporation (NASDAQ: CACS) announced that its Audit Committee has selected Hein & Associates, LLP to serve as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2005, and for the review of quarterly financial statements for the periods ending September 30, 2005 and December 31, 2005.
The company will file a report on Form 8-K with the Securities and Exchange Commission on October 11, 2005 announcing this change.
David Laube, Chairman of Carrier Access’ Audit Committee, commented, “Hein & Associates is an outstanding firm that the Company believes will provide timely and professional service for many years. As Carrier Access continues its compliance with the new internal controls audit requirements under the Sarbanes-Oxley Act, we were particularly sensitive to bringing on a firm with the highest integrity and competence.”
Carrier Access Corporation also announced today it intends to release financial results for the third quarter ended September 30, 2005, on November 9, 2005.
Carrier Access will hold a conference call to review third quarter results at 4:30 p.m. EST on Wednesday, November 9, 2005. The call is open to the public. Those who wish to participate should dial 630-395-0017, domestically or internationally, at least fifteen minutes prior to the scheduled start time for the call and reference Carrier Access. Investors may listen to a live audio webcast of the conference call at www.carrieraccess.com.
An online replay of the conference call, as well as the text of the Company’s earnings release, will be available on the Investor Relations site at http://www.carrieraccess.com.
About Carrier Access Corporation
Carrier Access (NASDAQ: CACS) provides consolidated access technology designed to streamline the communication network operations of service providers, enterprises and government agencies. Carrier Access products enable customers to consolidate and upgrade access capacity, and implement converged IP services while lowering costs and accelerating service revenue. Carrier Access’ technologies help our customers do more with less. For more information, visit www.carrieraccess.com.